                                                                    EXHIBIT 10.1




                            ASSET PURCHASE AGREEMENT

                                      AND

                             PLAN OF REORGANIZATION


                                  BY AND AMONG


                             VIDEO SYMPHONY, INC.,
                             DIGITAL DOCTORS, INC.,
                            FOUR MEDIA COMPANY, AND
                             VSDD ACQUISITION CORP.

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                               TABLE OF CONTENTS
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ARTICLE 1.  - Certain Definitions...............................      2

     1.1    "Accounts Receivable"................................     2
     1.2    "Acquisition Price"..................................     2
     1.3.   "Affiliate".........................................      2
     1.4.   "Assets"............................................      2
     1.5.   "Audited Financial Statements"......................      2
     1.6.   "Capitalized Lease".................................      2
     1.7.   "Claims"............................................      2
     1.8.   "Closing"...........................................      3
     1.9.   "Closing Date"......................................      3
     1.10.  "Contract"..........................................      3
     1.11.  "Coopers"...........................................      3
     1.12.  "Enforceability Exceptions".........................      3
     1.13.  "Environmental Law".................................      3
     1.14.  "Environmental Liability"...........................      3
     1.15.  "Environmental Permit"..............................      3
     1.16.  "EPA"...............................................      3
     1.17.  "ERISA".............................................      3
     1.18.  "Exchange Act"......................................      3
     1.19.  "Excluded Assets"...................................      4
     1.20.  "4MC Acquisition Stock".............................      4
     1.21.  "GAAP"..............................................      4
     1.22.  "Governmental Authority"............................      4
     1.23.  "Governmental Licenses and Permits".................      4
     1.24.  "Indebtedness"......................................      4
     1.25.  "Intangible Personal Property"......................      4
     1.26.  "Knowledge".........................................      4
     1.27.  "Law"...............................................      5
     1.28.  "Leased Premises"...................................      5
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     1.29.   "Liabilities"........................................      5
     1.30.   "Liens"..............................................      5
     1.31.   "Losses".............................................      6
     1.32.   "Material Adverse Effect"............................      6
     1.33.   "Material Contract"..................................      6
     1.34.   "Newco"..............................................      6
     1.35.   "Newco Interest".....................................      6
     1.36.   "90-day Receivables".................................      6
     1.37.   "Permitted Liens"....................................      6
     1.38.   "Person".............................................      7
     1.39.   "Personal Property"..................................      7
     1.40.   "Personal Property Leases"...........................      7
     1.41.   "Real Property"......................................      7
     1.42.   "Real Property Leases"...............................      7
     1.43.   "Regulated Substance"................................      7
     1.44.   "Required Consent"...................................      7
     1.45.   "Returns"............................................      7
     1.46.   "Schedule"...........................................      7
     1.47.   "Securities Act".....................................      7
     1.48.   "SEC"................................................      7
     1.49.   "Stock Value"........................................      8
     1.50.   "Subsidiary".........................................      8
     1.51.   "Taxes"..............................................      8
     1.52.   "Transactions".......................................      8
     1.53.   "Transfer"...........................................      8
     1.54.   "Transferred Assets".................................      8
     1.55.   "Unaudited Financial Statements".....................      8
     1.56.   "VSDD's Knowledge"...................................      8
     1.57.   "VSE"................................................      8
     1.58.   "VSE Equipment"......................................      8
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     1.59.   "VSE Equipment Leases"....................................     9
     1.60.   "VSE Leased Premises".....................................     9
     1.61.   "VSE Real Property Leases"................................     9

ARTICLE 2. - Transfer and Acquisition of Assets.......................      9

     2.1.    Transfer of Assets........................................     9
     2.2.    Excluded Assets...........................................     11
     2.3.    Assumption of Liabilities.................................     11
     2.4.    Excluded Liabilities......................................     12
     2.5.    Acquisition Price and Payment for Assets..................     12
     2.6.    Employment Agreements.....................................     13
     2.7.    Covenants Not to Compete..................................     13
     2.8.    Accounts Receivable.......................................     13

ARTICLE 3. - Representations and Warranties of Shareholders and VSDD...     14

     3.1.    Organization and Standing of VSDD.........................     14
     3.2.    Subsidiaries..............................................     14
     3.3.    Authority of VSDD; Binding Agreement......................     15
     3.4.    No Conflict...............................................     15
     3.5.    Financial Statements......................................     16
     3.6.    Absence of Certain Changes or Events......................     16
     3.7.    Assets....................................................     18
     3.8.    Investments...............................................     18
     3.9.    Contracts.................................................     19
     3.10.   Litigation................................................     19
     3.11.   Taxes.....................................................     19
     3.12.   Compliance With Laws......................................     20
     3.13.   Government Licenses and Permits...........................     20
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                               TABLE OF CONTENTS

                                  (continued)
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       3.14.   Environmental Matters...................................     20
       3.15.   Insurance...............................................     21
       3.16.   Condition of Assets.....................................     22
       3.17.   Labor and Employment Agreements.........................     22
       3.18.   Employee Benefit Plans; ERISA...........................     23
       3.19.   Business Locations......................................     23
       3.20.   Intangible Personal Property............................     23
       3.21.   Customers; Existing Arrangements........................     24
       3.22.   Governmental Approvals..................................     24
       3.23.   Accounts Receivable; Accounts Payable...................     24
       3.24.   Liabilities.............................................     25
       3.25.   No Omissions or Untrue Statements.......................     25
       3.26.   Outstanding Bank Debt...................................     25

ARTICLE 4. - Representations and Warranties of 4MC and Acquisition.....     25

       4.1.    Organization and Standing of 4MC and Acquisition........     25
       4.2.    Authority; Binding Agreement............................     26
       4.3.    No Conflict.............................................     26
       4.4.    Capitalization..........................................     26
       4.5.    Governmental Approval; Consents.........................     27
       4.6.    4MC's SEC Reports.......................................     27
       4.7.    Compliance with Laws and Regulations....................     28
       4.8.    Governmental Licenses and Permits.......................     28
       4.9.    No Omission or Untrue Statement.........................     28
       4.10.   No Adverse Actions......................................     29
       4.11.   Absence of Certain Changes or Events....................     29
       4.12.   Litigation..............................................     30
       4.13.   Compliance With Laws....................................     30
       4.14.   Labor...................................................     30
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ARTICLE 5. - Closing..................................................     30

     5.1.    Closing Date.............................................     30
     5.2.    Closing Deliveries to Acquisition........................     30
     5.3.    Closing Deliveries to VSDD...............................     31

ARTICLE 6. - Conditions to Obligations of VSDD........................     32

     6.1.    Compliance by 4MC and Acquisition........................     32
     6.2.    Accuracy of 4MC's and Acquisition's Representations......     32
     6.3.    Material Adverse Change..................................     33
     6.4.    Litigation...............................................     33
     6.5.    Documents................................................     33
     6.6.    Personal Guarantees......................................     33

ARTICLE 7. - Conditions to Obligations of 4MC.........................     33

     7.1.    Compliance by VSDD.......................................     33
     7.2.    Accuracy of VSDD's Representations.......................     33
     7.3.    Material Adverse Change..................................     33
     7.4.    Litigation...............................................     34
     7.5.    Additional Agreements....................................     34
     7.6.    Employment Agreements....................................     34
     7.7.    Required Consents........................................     34
     7.8.    Documents................................................     34
     7.9.    Completion of Coopers Review.............................     34
     7.10.   Bank Approval............................................     34

ARTICLE 8. - Termination..............................................     34

     8.1.    Termination Prior to Closing.............................     34
     8.2.    Consequences of Termination..............................     35
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ARTICLE 9. - Covenants................................................    35

     9.1.    Access by 4MC............................................    35
     9.2.    Conduct of Business......................................    36
     9.3.    Exclusivity to 4MC.......................................    37
     9.4.    Agree to Cooperate; Consents; Further Assurances.........    37
     9.5.    Change of Name...........................................    38
     9.6.    Common Services..........................................    38
     9.7.    Books and Records........................................    38
     9.8.    Tax Treatment............................................    39

ARTICLE 10. - Survival of Representations; Indemnification; Escrow....    39

     10.1.   Survival.................................................    39
     10.2.   Indemnity................................................    39
     10.3.   Time for Claims..........................................    40
     10.4.   Claims for Indemnification...............................    40
     10.5.   Claims Procedure.........................................    40
     10.6.   Escrow...................................................    41
     10.7.   Limit on Indemnity.......................................    41

ARTICLE 11. - 4MC Acquisition Stock Restrictions; Registration Rights.    42

     11.1.   Restriction on Transfer..................................    42
     11.2.   Restrictive Legends......................................    43
     11.3.   Registration.............................................    43

ARTICLE 12. - Miscellaneous...........................................    43

     12.1.   Expenses.................................................    43
     12.2.   Publicity................................................    43
     12.3.   Succession and Assignments; Third Party Beneficiaries....    44
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     12.4.    Notices................................................     44
     12.5.    Governing Law..........................................     46
     12.6.    Counterparts...........................................     46
     12.7.    No Implied Waiver; Remedies............................     46
     12.8.    Entire Agreement.......................................     46
     12.9.    Amendments; Actual Waivers.............................     46
     12.10.   Changes in Representations and Warranties of a Party...     47
     12.11.   Headings...............................................     47
     12.12.   Severability...........................................     47
     12.13.   No Broker or Other Fees................................     47
     12.14.   Arbitration............................................     47
     12.15.   Attorneys' Fees........................................     48
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

                          ASSET PURCHASE AGREEMENT AND
                             PLAN OF REORGANIZATION


     This Asset Purchase Agreement and Plan of Reorganization ("Agreement") is made as of April 27, 1998, by and among Video Symphony, Inc., a California corporation ("VS"); Digital Doctors, Inc., a California corporation ("DD") ("VS" and "DD" shall be referred to collectively herein as "VSDD"); Michael Herbert, an individual ("Herbert"), Greg Howard, an individual ("Howard"), Michael Flanagan, an individual ("M. Flanagan"), and Thomas Flanagan, an individual ("T. Flanagan") (Herbert, Howard, M. Flanagan and T. Flanagan shall be referred to collectively herein as "Shareholders"); Four Media Company, a Delaware corporation ("4MC"); and VSDD Acquisition Corp., a Delaware corporation ("Acquisition"). VS, DD, Howard, M. Flanagan, T. Flanagan and Herbert, 4MC and Acquisition are together herein referred to as the "Parties."

                                R E C I T A L S

     A. 4MC, through its subsidiaries, is in the business of providing technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment content in the United States and Asia.

     B.   Acquisition is a wholly owned subsidiary of 4MC.

     C. VS and DD are in the business of renting post-production equipment to customers as well as providing certain repair services and selling post-production equipment (the "Business").

     D. M. Flanagan, T. Flanagan, Herbert and Howard are the holders of One Million Twenty Thousand (1,020,000) shares of common stock, no par value, of each of VS (the "VS Stock") and DD (the "DD Stock") (collectively, the "Stock"), which constitutes all of the issued and outstanding capital stock of both VS and DD.

     E. Acquisition desires to acquire from VSDD and VSDD desires to transfer to Acquisition substantially all of the assets used by VSDD in the operation of the Business, all on the basis set forth in more detail in this Agreement.

     G. The Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and other provisions, and in reliance upon the representations and warranties contained herein, the Parties hereto agree as follows:

                                   ARTICLE 1.
                              Certain Definitions
                              -------------------

     As used in this Agreement, the following terms shall have the meaning set forth below. All terms used in this Agreement that are not defined in this
Article 1 shall have the meanings set forth elsewhere in this Agreement.

     1.1. "Accounts Receivable" shall mean all accounts, notes and/or rights to payment which VSDD owns or which may arise in favor of VSDD in the future.

     1.2. "Acquisition Price" is defined in Section 2.5(a).

     1.3. "Affiliate" shall mean, with respect to any specified Person: (a) any other Person which directly or indirectly owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person;
(b) any other Person which is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities of the specified Person or a Person described in clause (a) of this Section;

(c) another Person of which the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities; (d) another Person in which the specified Person has a substantial beneficial interest or as to which the specified Person serves as trustee or in a similar capacity; (e) each Subsidiary of such Persons; and/or (f) any relative or spouse of the specified Person or any of the foregoing Persons, any relative of such spouse or any spouse of such relative.

     1.4. "Assets" shall mean the Transferred Assets and the Excluded Assets.

     1.5. "Audited Financial Statements" is defined in Section 3.5(a).

     1.6. "Capitalized Lease" shall mean a lease of real or personal property which, in accordance with GAAP, has been or should have been capitalized by the lessee.

     1.7. "Claims" is defined in Section 10.4.

     1.8. "Closing" shall mean the closing of the transactions contemplated by this Agreement on the Closing Date in accordance with Articles 2 and 5 hereof and subject to all of the other terms and conditions hereof.

     1.9. "Closing Date" shall mean the date of Closing.

     1.10. "Contract" shall mean any agreement, contract, plan, arrangement, lease, commitment, license, or other instrument whether written or oral, which is intended or purports to be binding and enforceable, or which is offered to any Person and acted upon, or relied upon by such Person.

     1.11.  "Coopers" shall mean Coopers & Lybrand LLC.

     1.12. "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     1.13. "Environmental Law" shall mean any federal, state, local and foreign Law, concerning: (i) public health and safety relating to exposure of humans to toxic or hazardous substances; or (ii) pollution or protection of the environment or natural resources including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act ("RCRA"), the Clean Water Act of 1977, and any other similar federal, state or local statutes, in each case including the regulations promulgated thereunder, each as supplemented or amended from time to time.

     1.14. "Environmental Liability" shall mean any Liability arising out of or based upon any Environmental Law.

     1.15. "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by, or pursuant to, any applicable Environmental Law.

     1.16. "EPA" shall mean the United States Environmental Protection Agency, or any successor United States governmental agency.

     1.17. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     1.18. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     1.19.  "Excluded Assets" is defined in Section 2.2.

     1.20. "4MC Acquisition Stock" shall mean the shares of 4MC Common Stock originally issued on the Closing Date and any shares of capital stock received in respect thereof, whether by reason of a dividend, stock split or share reclassification.

     1.21. "GAAP" shall mean United States Generally Accepted Accounting Principles as in effect at the time in question.

     1.22. "Governmental Authority" shall mean the government of the United States, any foreign country, or any state or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government entities, established to perform such functions.

     1.23. "Governmental Licenses and Permits" shall mean the licenses, permits or other authorizations required by any law or Governmental Authority to be held by a Person in order to operate the business of VSDD as it has been operated historically.

     1.24. "Indebtedness" shall mean at any date any of the following: (i) all obligations, unconditional or contingent for borrowed money including, without limitation, principal, interest, premium, penalties and costs (whether or not the recourse of the lender is to the whole of the assets of VSDD or only to a portion thereof, and including for this purpose all obligations incurred under Capitalized Leases), or obligations evidenced by bonds, notes, debentures or similar instruments (including, without limitation, obligations with respect to letters of credit or bankers' acceptances); (ii) all obligations to pay the balance deferred and unpaid of the purchase price of any business, real property, other assets or interest therein, except any such balance that constitutes a trade payable arising in the ordinary course of business; (iii) all liabilities secured by any Lien on any property of VSDD even though VSDD has not assumed or otherwise become liable for payment thereof; and (iv) all guaranties made by VSDD.

     1.25.  "Intangible Personal Property" is defined in Section 3.20.

     1.26. "Knowledge" shall mean with respect to a Person's awareness of the presence or absence of a fact, event, or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such Person conducted itself faithfully and exercised a sound discretion in the management of its own affairs.

     1.27. "Law" shall mean any law, common law, statute, regulation, ordinance, rule, order, decree, judgment, permit, policy, guideline, settlement agreement, standard, or other requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     1.28. "Leased Premises" shall mean the following premises: (1) 314 N. Victory Boulevard, Burbank, California; both occupied pursuant to the Real Property Leases; and (2) 175 West Verdugo Avenue, Burbank, California.

     1.29. "Liabilities" shall mean all (a) obligations at any date which are or, according to GAAP should be, reflected and classified as liabilities on VSDD's balance sheet; (b) all contingent liabilities (including, without limitation, guarantees, endorsements or obligations to pay, assume, or purchase liabilities or any obligation to purchase, sell or otherwise furnish assets, properties or services primarily for the purpose of enabling such other Person to make payment of such liabilities or of assuring the owner of such liabilities against loss with respect thereto); (c) amounts (calculated on an actuarial basis) that could be payable pursuant to any contract or other plan or arrangement by which VSDD is bound with respect to, or affecting, its employees, officers, directors, representatives or agents; (d) penalties, charges and assessments that are triggered by virtue of the occurrence of a transaction or event; (e) liabilities secured by any Lien affecting any assets or properties owned by VSDD (whether or not any such liability has been assumed by VSDD, and whether it arises under a conditional sale or other retention agreement given as a security devise); and (f) any other claims, indebtedness, responsibilities, liabilities, losses, damages, deficiencies or obligations, regardless of whether they are known or unknown, fixed or accrued, absolute or contingent, determined or determinable, secured or unsecured, and whether such claim, liability, responsibility, loss, damage, deficiency or obligation has arisen, or has yet to arise or would be required to be recorded or reflected on the books of VSDD.

     1.30. "Liens" shall mean all, with respect to any given property(ies), encumbrances, defects of title, deeds of trust, security agreements, pledges, liens, conditional sales agreements, claims, restrictions, charges, options, leases, subleases, encroachments, covenants, easements and/or rights of third parties of every kind and character arising or existing by operation of law, by judicial decree or judgment or arbitral decision, by contract or otherwise, whether or not secured or fixed, absolute or contingent, known or unknown, determined or determinable and whenever arising.

     1.31. "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, net of insurance proceeds actually received, including without limitation (i) interest on cash disbursements in respect of any of the foregoing at the Bank of America Reference Rate, compounded quarterly, from the date each such cash disbursement is made until the Person incurring the same shall have been indemnified in respect thereof, and (ii) reasonable costs, fees and expenses of attorneys, accountants, experts and other agents of such Person.

     1.32. "Material Adverse Effect" or "Material Adverse Change" shall mean, with respect to a Party, an occurrence, condition, event or change which would have or changes which in the aggregate would have a material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of such Party.

     1.33.  "Material Contract" is defined in Section 3.9.

     1.34. "Newco" shall mean a newly formed Delaware limited liability company which shall be a wholly owned Subsidiary of VS prior to Closing; or, at the option of VSDD, "Newco" shall mean collectively two newly formed Delaware limited liability companies, one of which shall be a wholly owned Subsidiary of VS prior to Closing and one of which shall be a wholly owned Subsidiary of DD prior to Closing.

     1.35. "Newco Interest" shall mean all of the issued and outstanding membership interests in Newco.

     1.36. "90-day Receivables" shall mean Accounts Receivable of VSDD which have been outstanding for more than ninety (90) days.

     1.37. "Permitted Liens" means Liens for (i) the bank Indebtedness set forth on Schedule 3.26; (ii) the Personal Property Leases set forth on Schedule 3.7, except for the VSE Equipment Leases; (iii) Liens for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and for which reserves are maintained in accordance with GAAP; (iv) statutory Liens such as materialman's Liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith; or
(v) deposits in connection with Workers' Compensation, unemployment insurance or leases or services in the ordinary course.

     1.38. "Person" shall mean an individual, corporation, limited liability company, partnership, or other entity or organization, including, but not limited to, a Governmental Authority.

     1.39. "Personal Property" shall mean all machinery, equipment, vehicles, tools, furniture and other tangible personal property owned or leased.

     1.40. "Personal Property Leases" shall mean Personal Property lease agreements, as amended, to which VSDD is a party (as lessor or lessee).

     1.41. "Real Property" shall mean real property, including tenant improvements and fixtures.

     1.42. "Real Property Leases" shall mean (1) that certain lease between Burbank Personal Storage, as Landlord, and VS, as tenant, originally dated October 30, 1997; and (2) that certain lease between James A. Brady and Carol L. Brady, as Landlord, and VS, as tenant, originally dated November 20, 1996.

     1.43. "Regulated Substance" shall mean any chemical or substance subject to, or regulated under, any Environmental Law, whether injurious by itself or in combination with other materials, including, without limitation, any "pollutant or contaminant" or "hazardous substance," as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA; and any other hazardous or toxic wastes, substances or materials; and including any material or substance that contains petroleum.

     1.44. "Required Consent" shall mean all consents required to be obtained by any Party hereto, to comply with or eliminate the exceptions to the performance of the Agreement.

     1.45. "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

     1.46. "Schedule" shall mean any schedule, and the term Schedule shall mean all schedules, attached hereto and incorporated herein.

     1.47.  "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.48.  "SEC" shall mean the Securities and Exchange Commission.

     1.49.  "Stock Value" is defined in Section 2.5(b)(i).

     1.50. "Subsidiary" with respect to a specified Person shall mean a corporation or other legal entity which such Person beneficially owns, controls or has the ability to control, directly or indirectly: (a) in excess of fifty percent (50%) of the stock, the holders of which are ordinarily and generally in the absence of contingencies entitled to vote for the election of a majority of the directors; or (b) in excess of fifty percent (50%) of the aggregate total ownership thereof.

     1.51. "Taxes" shall mean, with respect to any Person, (a) any net income, gross income, alternative or add-on minimum, business, gross receipts, sales, use, ad valorem, franchise, custom duty or other tax, fee, assessment or charge of any kind or nature whatsoever, together with any interest and any penalty thereon or any other related addition to any such taxes imposed by any Governmental Authority on such Person, or with respect to the assets or operations of such Person, and (b) any liability of such Person for the payment of any amount of the type described in the immediately preceding clause (a) as a result of such Person's being a member of an affiliated or combined group.

     1.52. "Transactions" shall mean, in respect of any Party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such Party including, without limitation, the transfer of the Assets.

     1.53. "Transfer" shall mean any sale, transfer, hypothecation, alienation or other disposition of any 4MC Acquisition Stock or of any interest therein, including any disposition which would constitute a sale thereof within the meaning of the Securities Act.

     1.54.  "Transferred Assets" is defined in Section 2.1.

     1.55.  "Unaudited Financial Statements" is defined in Section 3.5(b).

     1.56. "VSDD's Knowledge" shall mean the knowledge of VSDD by and through its appropriate personnel.

     1.57. "VSE" shall mean Video Symphony EnterTraining, Inc., a California corporation.

     1.58. "VSE Equipment" shall mean all of the equipment subject to the VSE Equipment Leases and that equipment subject to other equipment leases which is specifically set forth on Schedule 1.58.

     1.59.  "VSE Equipment Leases" shall mean the equipment leases set forth on
Schedule 1.59.

     1.60. "VSE Leased Premises" shall mean the following premises: (1) 731 Hollywood Way, Burbank, California; (2) 1701 W. Verdugo, Burbank, California; and (3) 4637 Virginia Avenue, Apartment B, Dallas, Texas.

     1.61. "VSE Real Property Leases" shall mean (1) that certain lease between Caro J. Minas, as Landlord, and VS, as tenant, originally dated April 11, 1995;
(2) that certain lease between Del Rey Properties, as Landlord, and VS as tenant, originally dated April 8, 1997; and (3) that certain lease between Faith Community Church, as Landlord, and VS, as tenant, originally dated May 29, 1997.

                                   ARTICLE 2.
                       Transfer and Acquisition of Assets
                       ----------------------------------

     2.1. Transfer of Assets.  Upon the terms and subject to the conditions of
          ------------------
this Agreement, Acquisition agrees to acquire from VSDD and VSDD agrees to transfer or cause to be transferred to Acquisition at the Closing, all of the Newco Interests, free and clear of all Liens. VSDD, prior to Closing, shall have transferred to Newco, free and clear of all Liens other than Permitted Liens, all the assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses of VSDD of every kind and description as the same shall exist immediately prior to the Closing Date (other than the Excluded Assets or any of the foregoing that relate solely to the Excluded Assets), wherever located, whether tangible or intangible, real, personal or mixed, that are owned by, leased by or in the possession of VSDD, whether or not reflected on the books and records of VSDD (the collective assets, properties, rights, licenses, permits, contracts, causes of action, claims, operations and businesses to be transferred to Newco, and by means of the transfer of the Newco Interests, to Acquisition by VSDD pursuant hereto, together with the Newco Interests, are referred to collectively herein as the "Transferred Assets") and including without limitation all right, title and interest of VSDD in, to and under:

          2.1.(a) all machinery, equipment, furniture, office equipment, computer equipment (including all hardware and software), communications equipment, vehicles, spare and replacement parts and other tangible property (and interests in any of the foregoing) of VSDD;

          2.1.(b) all items of inventory notwithstanding how classified in the financial records of VSDD, including all raw materials, work-in-progress, finished goods, supplies, spare parts and samples;

          2.1.(c) all contracts, agreements, options, leases, licenses, sales and purchase orders, commitments and other instruments of any kind, whether written or oral, to which VSDD is a party on the Closing Date;

          2.1.(d) all accounts, Accounts Receivable and notes receivable, together with any unpaid interest or fees accrued thereon or other amounts due with respect thereto, of VSDD, and any security or collateral therefor, including recoverable advances and deposits;

          2.1.(e) all prepaid charges and expenses of VSDD, including any such charges and expenses with respect to ad valorem taxes, leases, rentals and utilities;
          2.1.(f)  all rights of VSDD to insurance proceeds;

          2.1.(g) all of VSDD's rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business or the Transferred Assets, whether liquidated or unliquidated, fixed or contingent, including claims pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties in connection with products or services purchased by or furnished to VSDD for use in the Business or affecting any of the Transferred Assets;

          2.1.(h) all of VSDD's licensed products or processes, patents, copyrights, trademarks, trade names, service marks, service names, designs, know-how, processes, trade secrets, inventions and other proprietary data;

          2.1.(i) all transferable franchises, licenses, permits or other authorizations issued or granted by any Governmental Authority that are owned by, granted to or held or used by VSDD;

          2.1.(j) to the extent available, all books, records, files and papers of VSDD, whether in hard copy or computer format, including all documentation developed or used for accounting, marketing, engineering, manufacturing or any other purpose related to the conduct of the Business at any time prior to the Closing;

          2.1.(k)  all lists of present customers and lists of former customers;

          2.1.(l) all goodwill associated with the Business or the Transferred Assets;

          2.1.(m) except as specifically provided in Section 2.2, all other assets and properties of VSDD which exist on the Closing Date, whether tangible or intangible, real or personal; and

          2.1.(n)  all cash on hand or in accounts of VSDD.

     2.2. Excluded Assets.  Acquisition and VSDD expressly understand and agree
          ---------------
that the following assets and properties (the "Excluded Assets") shall be excluded from the Transferred Assets:

          2.2.(a)  The 90-day Receivables;

          2.2.(b)  VSE Real Property Leases; and

          2.2.(c)  VSE Equipment Leases;

          2.2.(d)  VSE Equipment;

          2.2.(e)  Judgment in favor of VS against Stephen Murphy, et al.; and

          2.2.(f)  Intercompany receivables from VSE.

     2.3. Assumption of Liabilities. Upon the terms and subject to the
          -------------------------
conditions of this Agreement, Acquisition agrees, effective at the time of the transfer of the Transferred Assets to Newco, Newco shall assume, and effective from and after the time of Closing Acquisition shall cause Newco to perform and timely pay and discharge, the following Liabilities (subject to the conditions below and excluding the Excluded Liabilities, the "Assumed Liabilities"):

          2.3.(a) all obligations with respect to the Contracts to be performed after Closing;

          2.3.(b) all Indebtedness of VSDD to the extent set forth on the Audited Financial Statements, the Unaudited Financial Statements or incurred in the ordinary course of business thereafter and deducted in determining the Net Acquisition Price; and

          2.3.(c) any current accounts payable or accrued expenses of VSDD incurred or accrued in the ordinary course of business, but only to the extent that such current accounts payable or accrued expenses of VSDD have been properly reflected on the Audited Financial Statements, the Unaudited Financial Statements or incurred in the ordinary course of business thereafter.

     2.4. Excluded Liabilities. Newco shall not assume, and shall not any time
          --------------------
hereafter (including on or after the Closing Date) become liable for, and Acquisition shall not be responsible for, any Liabilities of VSDD or any of its Affiliates other than the Assumed Liabilities (the

"Excluded Liabilities"); the Excluded Liabilities shall include, but are not limited to, the following:

          2.4.(a) any Liability of VSDD that is not attributable to, or that does not arise out of, the ordinary conduct of the Business except that attorneys' fees or other costs arising out of the Transactions, not to exceed Fifty Thousand Dollars ($50,000) less any amount of such fees and costs previously paid by VSDD in excess of Five Thousand Dollars ($5,000), shall be treated as if they were attributable to the ordinary course of business;

          2.4.(b) any Liability whether presently in existence or arising hereafter which is attributable to an Excluded Asset;

          2.4.(c) any Environmental Liability of VSDD whether presently in existence or arising hereafter;

          2.4.(d) any Liability the existence of which constitutes a breach of any representation or warranty hereunder;

          2.4.(e)  any Liability for any income or Franchise Taxes; and

          2.4.(f)  any intercompany payables to VSE.
     2.5. Acquisition Price and Payment for Assets.
          ----------------------------------------

          2.5.(a) The Acquisition Price shall be Five Million Five Hundred Thousand Dollars ($5,500,000) less the Indebtedness of VSDD (or Newco) at Closing (except for any Indebtedness not assumed by Newco or Acquisition), plus the Assumed Liabilities. The Net Acquisition Price shall be Five Million Five Hundred Thousand Dollars ($5,500,000), less the Indebtedness of VSDD (or Newco) at Closing (except for any Indebtedness not assumed by Acquisition). For purposes hereof, Indebtedness shall include all penalties or charges imposed by any lender (including lessors under Capital Leases) in order to enable Acquisition to prepay such Indebtedness.

          2.5.(b) The Acquisition Price shall be paid by Acquisition as follows:

                   2.5.(b)(i) The Net Acquisition Price shall be paid by delivery to VSDD (or for the benefit of VSDD pursuant to section 2.5(b)(ii) below) of 4MC Acquisition Stock valued at the amount of such Net Acquisition Price. The value of each share of 4MC Acquisition Stock shall be $9.56 (the "Stock Value"). For purposes of Closing, the amount of the Indebtedness shall be estimated by 4MC based upon then-current internal statements and other relevant information provided by VSDD immediately prior to Closing (the "Estimate"). The actual Indebtedness of VSDD (or Newco) immediately prior to Closing shall be determined in good faith as soon as practical after Closing, but in any event within forty-five (45) days of the Closing, by 4MC's independent accountants. If the Indebtedness as finally determined exceeds the Estimate, VSDD shall forthwith return 4MC Acquisition Stock (valued at the Stock Value) to 4MC in the amount of such excess; if the Indebtedness as finally determined is less than the Estimate, 4MC will pay to VSDD in 4MC Acquisition Stock (valued at the Stock Value) an amount equal to such difference.

                   2.5.(b)(ii) Ten percent (10%) of the 4MC Acquisition Stock available at Closing shall be delivered into an escrow account established as set forth in Section 10.6 hereof (the "Escrow").

                   2.5.(b)(iii) The balance of the Acquisition Price in excess of the Net Acquisition Price shall be paid by assumption by Acquisition of the Assumed Liabilities or the agreement of Acquisition to pay or cause Newco to pay or perform the Assumed Liabilities.

     2.6. Employment Agreements.  4MC and Howard shall enter into a mutually
          ---------------------
agreeable employment agreement consistent with the standard executive employment agreements utilized at 4MC, which agreement shall be effective on the Effective Date.

     2.7. Covenants Not to Compete.  4MC and Shareholders shall enter into
          ------------------------
covenants not to
compete in the form and substance of Exhibit A attached hereto.

     2.8. Accounts Receivable.  At or as soon as practicable after the Closing,
          -------------------
VSDD will provide Acquisition with a statement of Accounts Receivable outstanding as of the Closing Date (the "Closing Receivables"), including a statement of the 90-day Receivables. Acquisition agrees that for a period of ninety (90) days after the Closing Date (the "Collection Period"), it will use its good faith, best efforts, consistent with 4MC's general practices, to collect the Closing Receivables. All payments received from clients having a Closing Receivable shall be applied to such client's oldest Closing Receivable unless otherwise designated in writing by such customer based upon a bona fide dispute over prior receivables. Acquisition will on a monthly basis deliver to VSDD a statement setting forth in reasonable detail the Closing Receivables collected during such period. To the extent any such collection constitutes a 90-day Receivable, Acquisition shall remit such sum to VSDD together with such statement. At the end of the Collection Period, Acquisition shall turn over to VSDD the uncollected 90-day Receivables and thereafter have no obligations with respect thereto.

          VSDD may not make any effort to collect any Closing Receivables, whether or not 90-day Receivables; provided, however, that VSDD may seek to collect any 90-day Receivables turned over to VSDD at or after the end of the Collection Period; and provided further that any 90-day Receivables from clients who are no longer clients of VSDD at Closing may be excluded by VSDD by denoting such exclusion upon the statement of Closing Receivables and such excluded Accounts Receivable may be pursued for collection by VSDD and Acquisition will have no obligation with respect thereto.

                                   ARTICLE 3.
            Representations and Warranties of Shareholders and VSDD
            -------------------------------------------------------

     Shareholders and VSDD jointly and severally represent and warrant to 4MC and Acquisition as follows, as of the date hereof and as of the Closing Date:

     3.1. Organization and Standing of VSDD. Both VS and DD are corporations
          ---------------------------------
duly organized, validly existing and in good standing under the laws of the State of California; have full corporate power and authority to carry on their business as now conducted and to own or lease their assets; and are qualified to transact business as a foreign corporation in each state set forth on Schedule 3.1, which constitute all of the states in which such qualification is required except where the failure to be so qualified does not have a Material Adverse Effect on VSDD. VSDD has delivered to 4MC true and complete copies of the Articles of Incorporation, Bylaws and Minutes of the Board of Directors and of the shareholders of VSDD, together with all amendments to each of them.

     3.2. Subsidiaries. VSDD does not own any Subsidiaries and does not own or
          ------------
have an interest in any other corporation, limited liability company, partnership, association, business organization or other entity; provided, however, that at or prior to Closing VS will have formed Newco and will own all of the Newco Interest, all of which will have been duly authorized, validly issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights, or any other rights, of any Person. There will be no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, option or other agreements of any kind relating to the obligations, membership interest in Newco or rights to any membership interests or any other security of Newco and there will be no authorized or outstanding securities convertible into, or exchangeable for any such membership interest or any other security, as the case may be. From and after the formation of Newco and the transfer of the Transferred Assets to Newco, the representations and warranties herein contained, to the extent applicable, shall apply to Newco (adjusted for the fact that Newco is a limited liability company) as well as to VSDD.

     3.3. Authority of VSDD; Binding Agreement.  VSDD has full corporate power
          ------------------------------------
and authority to execute, deliver and perform this Agreement and all other agreements, instruments and certificates entered into, or delivered in connection with, the Transactions, including the agreements of VSDD contained in this Agreement. The execution, delivery, and performance of this Agreement have been, and all other agreements, instruments and certificates entered into or delivered in connection with the Transactions, have been duly and validly authorized by all necessary corporate action of VSDD including, but not limited to, the adoption of resolutions by the Board of Directors of VSDD and by Shareholders who are the record and beneficial owners of all of the issued and outstanding shares of capital stock of VSDD. This Agreement constitutes, and all other agreements contemplated hereby shall constitute, when executed and delivered by VSDD in accordance herewith, the valid and binding obligations of VSDD, enforceable against VSDD in accordance with their respective terms, subject to the Enforceability Exceptions.

     3.4. No Conflict. Except as set forth in Schedule 3.4 setting forth
          -----------
required consents, the execution, delivery and performance of this Agreement and of the consummation of the Transactions by VSDD does not: (i) conflict with or violate the Articles of Incorporation or the Bylaws of VSDD; or (ii) violate in any material respect any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which VSDD is a party or by which VSDD or the Transferred Assets may be bound or affected; (iii) result in any breach or termination of, or constitute a material default under, or constitute an event which, with notice or lapse of time or both, would become a material default under, or create any rights of termination, cancellation or acceleration in any Person under any Governmental License or Permit necessary to the Business, or any of the Contracts, except for those defaults or rights which have no Material Adverse Effect; or (iv) result in the creation of any encumbrance upon any Transferred Asset.

     3.5. Financial Statements.  Attached hereto as Schedule 3.5 are the
          --------------------
following financial statements of VSDD:

          3.5.(a) true and complete copies of VSDD's audited balance sheets at December 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended and the notes thereto (the "Audited Financial Statements"). The Audited Financial Statements: (i) accurately reflect the books and records of VSDD; (ii) have been prepared in accordance with GAAP; and (iii) are complete and correct and fairly represent, in each case in all material respects, the financial condition and results of operations of VSDD as of the dates and for the periods indicated thereon.

          3.5.(b) true and complete copies of VSDD's unaudited balance sheet at March 31, 1998 (the "Unaudited Balance Sheet") and the related statement of operations, stockholders equity and cash flows for the three months then ended (collectively the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) accurately reflect the books and records of VSDD; and (ii) are complete and correct and fairly represent, in each case in all material respects, the financial condition and results of operations of VSDD as of the date and for the period indicated thereon;

          3.5.(c) the books of account of VSDD have been maintained in all material respects in accordance with sound business practices and there have been no transactions that properly should have been set forth therein in accordance with GAAP that have not been accurately so set forth.

     3.6. Absence of Certain Changes or Events. Except as set forth in Schedule
          ------------------------------------
3.6, since December 31, 1997 (the "Balance Sheet Date") there has not occurred nor has any fact or circumstance arisen which may reasonably be expected to lead to:

          3.6.(a) any Material Adverse Change not reflected in the Audited Financial Statements or the Unaudited Financial Statements;

          3.6.(b) any material increase in liabilities over the level reflected on the Audited Financial Statements or the Unaudited Financial Statements, any guarantee by VSDD of any obligations or any mortgage, pledge or encumbrance on any of the properties or assets of VSDD;

          3.6.(c) any material amendment or modification of any Material Contracts, or any termination (excluding expiration in the ordinary course) of any agreement that would have been a Material Contract were such agreement in existence on the date hereof;

          3.6.(d) any entering into of any written or oral contracts or transactions that extend beyond the first anniversary hereof or that have obligations thereunder in excess of Twenty-five Thousand Dollars ($25,000);

          3.6.(e) any increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a cash bonus to, any officer, director or employee of, or consultants to, VSDD in excess of Ten Thousand Dollars ($10,000);

          3.6.(f) any transaction or payment by VSDD, whether or not covered by the foregoing, not in the ordinary course of business including, without limitation, any sale or other disposition of any assets; provided, however, that sale of assets not to exceed Fifty Thousand Dollars ($50,000) through March 31, 1998, and not to exceed Fifteen Thousand Dollars ($15,000) from April 1, 1998 through Closing shall be considered to be in the ordinary course; and, provided further, that payment of attorneys' fees and the costs of the Transactions, although not otherwise considered in the ordinary course, shall be permitted up to the aggregate of Fifty Thousand Dollars ($50,000);

          3.6.(g) any alteration in the manner of keeping the books, accounts or records of VSDD, or in the accounting practices therein reflected;

          3.6.(h) any declaration or payment or any dividends or distributions by VSDD, any acquisition or redemption by VSDD of any of its equity securities, or any loan by VSDD to any of its security holders or any other Person;

          3.6.(i) any material damage or destruction to, or loss of, any assets or property owned, leased or used by VSDD (whether or not covered by insurance);

          3.6.(j) any adverse federal, state, local or foreign legislative or regulatory change materially affecting the operations, business or prospects of VSDD;
          3.6.(k)  any other Material Adverse Change; or

          3.6.(l) any agreement to do any of the things described in the preceding subsections (a)-(h) of this Section 3.6 or which would cause VSDD's representations and warranties not to be true and correct in all material respects on the Closing Date as if made on and as of such date.

     3.7. Assets.  Except for Transferred Assets and properties which are
          ------
subject to Licenses as set forth on Schedule 3.20, VSDD has good and marketable title to all of the Transferred Assets and properties which it purports to own as reflected on the Audited Financial Statements or the Unaudited Financial Statements, or thereafter acquired. VSDD has a valid leasehold interest in all material properties of which it is the lessee including the Personal Property Leases set forth on Schedule 3.7 and the Real Property Leases, and each such lease is valid, binding and enforceable against VSDD and, to VSDD's or Shareholders' Knowledge, the other Parties thereto in accordance with its terms. VSDD is not, nor to VSDD's or Shareholders' Knowledge is any other Party in default in the performance of any material provision thereunder. Except for the Permitted Liens as set forth on Schedule 3.7, no material portion of the assets of VSDD is subject to any Lien, governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to VSDD's or Shareholders' Knowledge has any such condemnation, expropriation or taking been proposed. None of the material Transferred Assets of VSDD is subject to any restriction which would prevent continuation of its current use or materially adversely affect the value thereof. The Transferred Assets include all significant items of Real and Personal Property used by VSDD in the conduct of the Business. Except as set forth on Schedule 3.7, all of the Personal Property located at the business premises of VSDD is owned or leased by VSDD and is not owned or leased by any other Person.

     3.8. Investments.  Except for the Newco Stock, the Transferred Assets do
          -----------
not include any stock or other securities of, or any debt or other interest of any kind (except for trade accounts receivable) in any corporation, partnership, joint venture, limited liability company, association or other organization. Except for the fixtures and tenant improvements at the Leased Premises, the Transferred Assets do not include any Real Property or any contracts or options for the purchase of Real Property. Except for the Real Property Leases, the Transferred Assets do not include any Leases of Real Property.

     3.9. Contracts. Schedule 3.9 consists of a true and complete list of all
          ---------
Contracts in connection with the Business: (A) relating to the provision of VSDD's services; and (B) all other Contracts except those: (i) requiring payments or receipts less than Twenty-five Thousand Dollars ($25,000) per year; and (ii) made in the ordinary course of business and terminable by VSDD on notice of forty-five (45) days or less without penalty or VSDD being liable for damages. All such contracts are herein referred to as "Material Contracts."

          All of the Material Contracts are valid and binding upon VSDD, and to VSDD"s Knowledge are binding upon the other Parties thereto; are in full force and effect and enforceable in accordance with their terms; and neither VSDD, nor any other Party to any Material Contract has breached any material provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof.

     3.10.  Litigation.  Except as set forth on Schedule 3.10, there is no
            ----------
claim, action, proceeding or investigation pending against or affecting VSDD before or by any court, arbitrator or Governmental Authority which could have a Material Adverse Effect on the Business or the Transferred Assets. Except as set forth in Schedule 3.10, to VSDD's or Shareholders" Knowledge, there is no claim, action, proceeding or investigation threatened against VSDD or affecting VSDD before any court, arbitrator or Governmental Authority which could have a Material Adverse Effect on the Business or the Transferred Assets. There are no decrees, injunctions or orders of any court, Governmental Authority, or arbitration outstanding against VSDD and, with respect to any action or claim covered by insurance, VSDD has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

     3.11.  Taxes.  VSDD has duly and timely filed all Returns required to be
            -----
filed by it and has paid all Taxes shown to be due by such Returns and any penalties and interest thereon. All such Returns when filed were, and to VSDD's and Shareholders' Knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. VSDD has paid in full or has adequately reserved against all Taxes otherwise assessed or assessable against it, or payable with respect to its business or assets through the date hereof.

          VSDD is not a party to any pending action or proceeding by any Governmental Authority for the assessment of any Tax and no claim for assessment or collection of any Tax related to VSDD has been asserted against VSDD that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable by VSDD). There is no valid basis, to VSDD's or Shareholders' Knowledge, except as set forth in Schedule 3.11, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to VSDD by any Governmental Authority.

     3.12.  Compliance With Laws.  Except as set forth in Schedule 3.12, VSDD
            --------------------
has complied and is complying in all material respects with all Laws applicable to the operation of the Business in all jurisdictions where its business is conducted or to which it is subject. Without limiting the foregoing, no written notice from any Governmental Authority has been received by VSDD since January 1, 1997 claiming any violation of any Law or requiring any material work, construction or expenditure. To VSDD's or Shareholders' Knowledge, no Person has asserted that VSDD is in violation in material respect of any Law.

     3.13.  Government Licenses and Permits.  VSDD is duly licensed and in
            -------------------------------
compliance with all Governmental Licenses and Permits required by applicable law for the purpose of conducting its business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such Governmental Licenses and Permits are otherwise required except where the failure to be so qualified or authorized would not in the aggregate have a Material Adverse Effect. Schedule 3.13 sets forth a list of all such Governmental Licenses and Permits and the expiration dates thereof. There are no proceedings pending or, to VSDD's or Shareholders' Knowledge, threatened to revoke or terminate any such Governmental Licenses and Permits. VSDD is not a "common carrier" as such term is interpreted by the FCC and, at the Closing, will not hold any FCC or similar licenses or permits designated or limited to a "common carrier."

     3.14.  Environmental Matters.  Except as set forth in Schedule 3.14:
            ---------------------

          3.14.(a) VSDD has obtained, and is in all material respects in compliance with, all Environmental Permits required for the proper management and operation of its business and all such Environmental Permits are in good standing;

          3.14.(b)      VSDD has been and remains, in all material respects, in
full compliance with all Environmental Laws;

          3.14.(c) VSDD's or Shareholders' Knowledge, no portion of the Leased Premises or any other property previously owned or leased by VSDD has been designated, listed or identified in any manner by any Governmental Authority or under and pursuant to any Environmental Law as a hazardous waste or hazardous substance disposal or removal site, Superfund or clean-up site; or candidate for clean-up, investigation, removal or closure pursuant to any Environmental Law; nor, to VSDD's or Shareholders' Knowledge, are any other Regulated Substances present on any portion of the Leased Premises, except for Regulated Substances present in amounts and used in a manner in compliance with Environmental Law and consistent with normal and customary operation, maintenance and human occupation of commercial office buildings; and

          3.14.(d) VSDD has not received at any time prior to the date hereof any summons, citation, notice, directive, letter or other written communication of any potential claim or liability under any Environmental Law.

     3.15.  Insurance. VSDD is covered by insurance policies, or renewals
            ---------
thereof, as identified and described in Schedule 3.15 which set forth the carrier, premium, coverage, deductible amount and expiration date. Such policies are sufficient for compliance with (i) all requirements of Law and (ii) all Contracts to which VSDD is a party. There is no liability under any existing or expired insurance policy in the nature of a retroactive rate adjustment or loss sharing or similar arrangement except as set forth on Schedule 3.15. There are no outstanding requirements of recommendations by any insurance company that issued any policy of insurance to VSDD or by any Board of Fire Underwriters or other similar body exercising similar functions or by any Governmental Authority exercising similar functions that require or recommend any changes in the conduct of the business of VSDD or any action to be undertaken with respect to any of their assets. Except as set forth in Schedule 3.15, VSDD has not been refused any insurance with respect to its assets or operations, nor has VSDD received any notice or other communication from any insurance company within the two (2) years preceding the date hereof canceling any of its insurance policies and, to VSDD's or Shareholders' Knowledge, no such cancellation is threatened.

     3.16.  Condition of Assets.  The tangible Transferred Assets of VSDD are in
            -------------------
good operating condition and repair (ordinary wear and tear excepted) for the conduct of its business as presently being conducted except as have no Material Adverse Effect.

     3.17.  Labor and Employment Agreements.
            -------------------------------
            3.17.(a) Schedule 3.17 sets forth a complete and correct list of the following labor and employment related agreements:
                   3.17.(a)(i)   each collective bargaining agreement, if any,
and other labor or employment agreement, if any, to which VSDD is a party or by which it is bound;

                   3.17.(a)(ii) each profit sharing, deferred compensation, bonus, pension, retainer, consulting, retirement, health, welfare or incentive plan or agreement to which VSDD is a party or by which it is or may be bound;

                   3.17.(a)(iii) each plan or agreement under which "fringe benefits" (including, without limitation, vacation plans or programs, sick leave plans or programs, dental or medical plans or programs and related or similar benefits) are afforded to employees of VSDD;

                   3.17.(a)(iv) each informal arrangement or understanding for the payment of post-retirement benefits; and

                   3.17.(a)(v)   the name of each employee or agent of or
consultant to VSDD who since January 1, 1997, was or is being paid Forty Thousand Dollars ($40,000) or more per year or Four Thousand Dollars ($4,000) per month.

            3.17.(b) No material union organization effort has been made in the last twelve (12) months in respect of VSDD and no sex discrimination, racial discrimination, age discrimination or other employment-related suit or proceeding is pending, or to VSDD's or Shareholders' Knowledge threatened with respect to the employees of VSDD;

            3.17.(c) Except for obligations arising in the ordinary course of business from the date thereof, the Unaudited Financial Statements reflect all reasonably anticipated material obligations of VSDD, whether arising by operation of law, contract, past custom or otherwise, for unemployment compensation benefits, pension benefits, advances, salaries, bonuses, vacation and holiday pay, sick leave and other forms of compensation payable to the employees or agents of VSDD in respect of the services rendered by any of them for VSDD or otherwise in the Business; and

            3.17.(d) Except as otherwise indicated on Schedule 3.17, all employees of VSDD are "at will" employees.

     3.18.  Employee Benefit Plans; ERISA.  Except for those plans set forth on
            -----------------------------
Schedule 3.18
hereto (the "Plans"), neither VSDD, nor any member of a "controlled group" (within the meaning of Section 4971(e)92)(B) of the Code) of which VSDD is a member has ever maintained or contributed to any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated, and whether or not such plan is of legally binding nature in the form of an informal understanding. With respect to the Plans, the requirements of ERISA and the Code, as applicable, have been fulfilled in all material respects and no event has occurred nor does any condition exist which would subject VSDD to any penalty, excise tax or liability.

     3.19.  Business Locations.  Except as set forth on Schedule 3.19, VSDD does
            ------------------
not own or lease any Real or Personal Property in any state or country and has no other executive offices or places of business except the Leased Premises.

     3.20.  Intangible Personal Property.
            ----------------------------

            3.20.(a) Schedule 3.20 sets forth (i) a complete and correct list of each patent and patent application and each copyright, copyright application, trademark, trademark application (in any such case, whether registered or to be registered in the United States of America or elsewhere), process, invention, trade secret, trade name, computer program, formula and customer list (collectively, the "Intangible Personal Property") of VSDD used in the Business and included in the Transferred Assets, and (ii) a complete and correct list of all material licenses or similar agreements ("Licenses") to which VSDD is a party either as a licensee or licensor for each such item of Intangible Personal Property.

            3.20.(b) Except as set forth on Schedule 3.20:

                    3.20.(b)(i)   there are no pending actions or other judicial
or adversary proceedings involving VSDD concerning any item of Intangible Personal Property and, to VSDD's or Shareholders' Knowledge, no such action or proceeding is threatened and no claim or other demand has been made or threatened by any person relating to any item of Intangible Personal Property;

                    3.20.(b)(ii)   VSDD has the right and authority to use each
item of Intangible Personal Property in connection with the conduct of its businesses in the manner presently conducted and to convey such right and authority, and to VSDD's or Shareholders' Knowledge such use does not conflict with, infringe upon or violate any patent, trademark or registration of any other person or entity;

                    3.20.(b)(iii) there are no outstanding or, to VSDD's Knowledge, threatened disputes or disagreements with respect to any Licenses; and

                    3.20.(b)(iv)   the conduct by VSDD of the Business to VSDD's
or Shareholders' Knowledge does not conflict with the valid patents, trademarks, trade secrets or trade names of others.

     3.21.  Customers; Existing Arrangements.  Schedule 3.21 sets forth a list
            --------------------------------
of the ten (10) largest customers of VSDD in terms of rental volume during its year ended December 31, 1997 (the "Major Customers"). Except as set forth in
Schedule 3.21, there has not been any adverse change in the business relationship, and there has been no material dispute, between VSDD and any Major Customer, and, to the best of VSDD's Knowledge, (exclusive of expiration of a Contract upon the passage of time), no entity doing business with VSDD plans to terminate business with VSDD either as a result of the Transactions or otherwise.

     3.22.  Governmental Approvals.  Except as set forth in Schedule 3.22, no
            ----------------------
authorization,
license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by VSDD with, any Governmental Authority, domestic or foreign, federal, state or local, is required in connection with VSDD's execution, delivery and performance of this Agreement.

     3.23.  Accounts Receivable; Accounts Payable.  Schedule 3.23 is an accurate
            -------------------------------------
aging of the Accounts Receivable of VSDD, and accounts payable of VSDD, at April 27, 1998. To VSDD's or Shareholders' Knowledge, the Accounts Receivable, including any Accounts Receivable arising since the date of the Audited Financial Statements, are fully collectible, net of the reserves calculated in the same manner as those reflected on the Audited Financial Statements.

     3.24.  Liabilities.  VSDD has no material Liability other than (i)
            -----------
Liabilities fully and adequately reflected or reserved against on the Audited Balance Sheet; (ii) Liabilities incurred since the date of the Audited Balance Sheet in the ordinary course of the business of VSDD; or (iii) Liabilities otherwise disclosed in this Agreement, including the Exhibits and Schedules hereto.

     3.25.  No Omissions or Untrue Statements.  No representation or warranty
            ---------------------------------
made by VSDD or Shareholders, to 4MC or Acquisition in this Agreement, in the Schedules or in any certificate of a VSDD officer required to be delivered to 4MC pursuant to the terms of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date in light of the circumstances under which such statements are made.

     3.26.  Outstanding Bank Debt.  Schedule 3.26 sets forth all amounts
            ---------------------
outstanding under VSDD's borrowing facilities with, or for money borrowed by VSDD from, commercial lenders or other financial institutions. There is no other bank debt, whether direct or indirect, outstanding or committed, by which VSDD or its assets are bound whether as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise. All such indebtedness may be pre-paid without penalty at any time by VSDD.

                                   ARTICLE 4.
             REPRESENTATIONS AND WARRANTIES OF 4MC AND ACQUISITION
             -----------------------------------------------------

     4MC and Acquisition, jointly and severally, represent and warrant to VSDD and Shareholders as follows as of the date hereof and as of the closing date:

     4.1. Organization and Standing of 4MC and Acquisition.  4MC and Acquisition
          ------------------------------------------------
are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have the corporate power to carry on their business as now conducted and to own or lease their assets and are duly qualified to transact business as foreign corporations in each state where such qualification is necessary except where the failure to qualify (individually or in the aggregate) will not have a Material Adverse Effect on 4MC or Acquisition on a combined basis.

     4.2. Authority; Binding Agreement.  4MC and Acquisition each have full
          ----------------------------
corporate power and authority to execute, deliver and perform this Agreement and all other agreements, instruments and certificates entered into, or delivered in connection with, the Transactions, including the agreements of each of 4MC and Acquisition contained in this Agreement. The Boards of Directors of 4MC and Acquisition have determined that the Transactions are fair to and in the best interests of their stockholders and have approved, adopted and authorized the delivery and execution of this Agreement. 4MC has approved this Agreement in its capacity as the sole shareholder of Acquisition and has determined that approval by the stockholders of 4MC is not required. This Agreement constitutes, and all other agreements contemplated hereby shall constitute, when executed and delivered to 4MC and Acquisition, the legal, valid and binding obligations of each corporation, enforceable in accordance with their respective terms, except for the Enforceability Exceptions.

     4.3. No Conflict.  Except as set forth in Schedule 4.3 setting forth
          -----------
required consents, the execution, delivery and performance of this Agreement and of the consummation of the Transactions by 4MC and Acquisition does not: (i) conflict with the Certificate of Incorporation or the Bylaws of 4MC or the Certificate of Incorporation or the Bylaws of Acquisition; (ii) violate in any material respect any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which 4MC or Acquisition is a party or by which 4MC or Acquisition or any of its material assets, business or operations may be bound or affected; (iii) result in any breach or termination of, or constitute a material default under, or constitute an event which, with notice or lapse of time or both, would become a material default under, or create any rights of termination, cancellation or acceleration in any Person under, any Governmental License or Permit necessary to its business, or any of its material agreements, arrangements or commitments, except for those defaults which have no Material Adverse Effect; or (iv) result in the creation of any encumbrance upon any material asset of 4MC or Acquisition.

     4.4. Capitalization.  The entire authorized capital stock of 4MC consists
          --------------
of fifty million (50,000,000) shares of Common Stock, par value $.01, and five million shares (5,000,000) of Preferred Stock, par value $.01. The entire authorized capital stock of Acquisition consists of one hundred (100) shares of common stock, no par value ("Acquisition Stock"). As of the date of this Agreement, nine million five hundred fifty-two thousand five hundred two (9,552,502) shares of Common Stock of 4MC, one hundred fifty thousand (150,000) shares of Preferred Stock of 4MC, and one hundred (100) shares of Acquisition Stock were issued and outstanding. All of such shares issued and outstanding of Common Stock, Preferred Stock and Acquisition Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of the preemptive rights, or any other rights, of any Person. The 4MC Acquisition Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and non-assessable. Except for options to purchase shares issued pursuant to various 4MC option or stock plans or as set forth in 4MC's SEC Reports as of the date of this Agreement there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, conversion rights, option or other agreements of any kind relating to any of the outstanding authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of 4MC or Acquisition and there are no authorized or outstanding securities convertible into, or exchangeable for, any such capital stock or other security of 4MC or Acquisition, as the case may be.

     4.5. Governmental Approval; Consents.  Except for the reports required to
          -------------------------------
be filed in the future by 4MC as a mandatory reporting company under the Exchange Act and under the Securities Act with the SEC or any national securities exchange, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by 4MC or Acquisition with any Governmental Authority, domestic or foreign, federal, state or local, is required in connection with 4MC's or Acquisition's execution, delivery and performance of this Agreement or the consummation of the Transactions. Except for consents of certain contracting Parties as set forth on Schedule 4.5, no consents of any other Parties are required to be received by or on the part of 4MC or Acquisition to enable 4MC or Acquisition to enter into and carry out this Agreement.

     4.6. 4MC's SEC Reports.  4MC has filed all reports, registrations and other
          -----------------
documents, together with any amendments thereto, required to be filed under the Securities Act and the

Exchange Act (collectively, the "SEC Reports"). As of their respective dates, 4MC's SEC Reports complied in all respects with the requirements of the Exchange Act or the Securities Act, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports or in Schedule 4.12, there is no litigation pending or, to the Knowledge of 4MC, threatened against 4MC or any of its subsidiaries, any officer, director, employee or agent thereof, in his or her capacity as such, or otherwise relating to 4MC, any of its subsidiaries or the securities of any of them, or any property or rights of 4MC or any of its subsidiaries which would have a Material Adverse Effect on 4MC. In addition, no event has occurred as a consequence of which 4MC or any of its subsidiaries, or to the Knowledge of 4MC, any of its Shareholders, would be required to file a current report on Form 8-K or Form 13-D, 13-G, 3 or 4, pursuant to the requirements of the Exchange Act and the rules thereunder (as distinct from an optional filing) other than those events with respect to which such a report has been timely filed with the SEC.

     4.7. Compliance with Laws and Regulations.  4MC has complied and is
          ------------------------------------
presently complying, in all material respects, with all Laws applicable to the operation of its business in all jurisdictions where the business of 4MC is conducted or to which 4MC is subject. Without limiting the foregoing, no written notice from any Governmental Authority has been received by 4MC since January 1, 1997 claiming any violation of any Law or requiring any material work, construction or expenditure. To 4MC's Knowledge, no Person has asserted that 4MC is in violation in material respect of any Law.

     4.8. Governmental Licenses and Permits.  4MC is duly licensed and in
          ---------------------------------
compliance with all Governmental Licenses and Permits required by applicable law for the purpose of conducting its business or owning its properties or both, in each jurisdiction in which it does business or owns property or in which such Governmental Licenses and Permits are otherwise required except where the failure to be so qualified or authorized would not in the aggregate have a Material Adverse Effect. There are no proceedings pending or, to 4MC's Knowledge, threatened to revoke or terminate any such Governmental Licenses and Permits.

     4.9. No Omission or Untrue Statement.  No representation or warranty made
          -------------------------------
by 4MC or Acquisition to VSDD and Shareholders in this Agreement, in any Schedule or in any certificate of a 4MC officer required to be delivered to VSDD pursuant to the terms of this Agreement contains or shall contain any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date in light of the circumstances under which such statements are made.

     4.10.  No Adverse Actions.  As of the date of this Agreement, there is no
            ------------------
existing, pending or, to the Knowledge of 4MC, threatened action by the SEC or any termination, cancellation, limitation, modification or change in the business relationship of 4MC or any of its subsidiaries, with any supplier, customer or other Person except those which do not, or would not, have a Material Adverse Effect.

     4.11.  Absence of Certain Changes or Events.  Except as set forth in
            ------------------------------------
Schedule 4.11, since December 31, 1997, there has not occurred nor has any fact or circumstance arisen which may lead to:

            4.11.(a)   any adverse change in the assets, liabilities (whether
absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or prospects of 4MC, that has resulted, or may result, in a Material Adverse Effect;

          4.11.(b)   any alteration in the manner of keeping the books, accounts or records of 4MC, or in the accounting practices therein reflected;

          4.11.(c)   any declaration or payment or any dividends or
distributions by 4MC, any acquisition or redemption by 4MC of any of its equity securities, or any loan by 4MC to any of its security holders or any other Person;

          4.11.(d)   any material damage or destruction to, or loss of, any
assets or property owned, leased or used by 4MC (whether or not covered by insurance);

          4.11.(e)   any adverse federal, state, local or foreign legislative or regulatory change materially affecting the operations, business or prospects of 4MC; or

          4.11.(f)   any claim, action or proceeding threatened, pending or in
progress brought by any shareholder, underwriter, or promoter of 4MC.

          4.11.(g)   any adverse actions threatened, pending or in progress
brought by the NASD, NASDAQ or other public exchanges, SEC or other Person or which may have the effect of impairing 4MC from conducting or continuing to conduct its business and operations as a public traded company, including, but not limited to, the withholding or delay of registration filings, notices of delisting, and failure to meet listing requirements.

          4.11.(h)   any agreement to do any of the things described in the
preceding subsections (a)-(g) of this Section 4.11, or which would cause 4MC's representations and warranties not to be true and correct in all material respects on the Closing Date as if made on and as of such date.

     4.12.  Litigation. Except as set forth on Schedule 4.12, there is no claim,
            ----------
action, proceeding or investigation pending against or affecting 4MC before, or by, any court, arbitrator or Governmental Authority which could have a Material Adverse Effect on 4MC. There are no decrees, injunctions or orders of any court, Governmental Authority or arbitration outstanding against 4MC and, with respect to any action or claim covered by insurance, 4MC has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action.

     4.13.  Compliance With Laws.  Except as set forth in Schedule 4.13, 4MC has
            --------------------
complied and is complying in all material respects with all Laws applicable to the operation of its business in all jurisdictions where its business is conducted or to which it is subject.

     4.14.  Labor.  Except as set forth in Schedule 4.14, no material union
            -----
organization effort has been made in the last twelve (12) months with respect to 4MC, and no sex discrimination, racial discrimination, age discrimination or other employment-related suit or proceeding is pending, or to 4MC's Knowledge, threatened with respect to the employees of 4MC.

                                   ARTICLE 5.
                                    CLOSING
                                    -------

     5.1. Closing Date.  Consummation of the Transactions shall be effected at
          ------------
the Closing, conducted pursuant to Article 5 hereof, which shall be held at the offices of Greenberg Glusker Fields Claman & Machtinger LLP, 1900 Avenue of the Stars, Suite 2200, Los Angeles, California 90067, on the second business day after the day on which all the conditions set forth in Articles 6 and 7 have been satisfied or waived, or on such other day, time and place as the Parties shall otherwise agree.

     5.2. Closing Deliveries to Acquisition.  At Closing, VSDD shall deliver or
          ---------------------------------
cause to be delivered to Acquisition:

          5.2.(a) a Bill of Sale dated prior to Closing transferring all of the tangible

Transferred Assets to Newco;

          5.2.(b) an Assignment dated prior to Closing transferring all of the intangible Transferred Assets to Newco;

          5.2.(c)  an Assignment transferring the Newco Interest to Acquisition;

          5.2.(d)  certificate of title to all vehicles;

          5.2.(e) a certificate, dated as of the Closing Date, of the Secretary of VS and of DD, evidencing all necessary or appropriate corporate action to enable VSDD to comply with the terms of this Agreement;

          5.2.(f) a certificate, dated as of the Closing Date, executed by the Chief Executive Officer of VS and of DD, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that VSDD has complied with, or performed in, all material respects all terms, covenants and conditions to be complied with or performed by VSDD on or prior to the Closing Date;

          5.2.(g) an opinion of VSDD's counsel satisfactory in form and substance to 4MC and its counsel, for the benefit of 4MC, Acquisition and 4MC's lenders;

          5.2.(h)  certificates of good standing for VS, DD and Newco;

          5.2.(i)  certificate of qualification in California for Newco;

          5.2.(j)  evidence of the existence of all Required Consents;

          5.2.(k)  non-competition agreements executed by each Shareholder;

          5.2.(l) employment agreement with Howard, together with termination of prior employment agreement with Howard;

          5.2.(m) termination of employment and/or consulting agreements with Herbert;

          5.2.(n)  an Escrow Agreement pursuant to Section 10.6; and

          5.2.(o) such other documents as 4MC or its counsel may reasonably require.

     5.3. Closing Deliveries to VSDD.  At the Closing, Acquisition or 4MC shall
          --------------------------
deliver to VSDD:

          5.3.(a) the 4MC Acquisition Stock, pursuant to section 2.5(b), provided that a portion thereof shall be delivered into Escrow as provided in
Section 2.5(b)(ii);

          5.3.(b) a certificate, dated as of the Closing Date, of the Secretary of 4MC and of Acquisition, evidencing all necessary or appropriate corporate action to enable 4MC and Acquisition to comply with the terms of this Agreement;

          5.3.(c) a certificate, dated as of the Closing Date, executed by the Chief Executive Officer of 4MC, and the Chief Executive Officer of Acquisition, to the effect that representations and warranties contained in this Agreement are true and correct in all material respects at, and as of, the Closing Date and that 4MC and Acquisition have complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by 4MC and Acquisition on or prior to the Closing Date;

          5.3.(d) an opinion of 4MC's counsel, satisfactory in form and substance to VSDD and its counsel hereto;

          5.3.(e)  a Registration Rights Agreement pursuant to Section 11.3; and

          5.3.(f) such other documents as VSDD or its counsel may reasonably require.

                                   ARTICLE 6.
                       Conditions to Obligations of VSDD
                       ---------------------------------

     The obligation of VSDD to consummate the Transactions is subject to the following conditions, any of which may be waived by it in its sole discretion:

     6.1. Compliance by 4MC and Acquisition.  4MC and Acquisition shall have
          ---------------------------------
performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by 4MC or Acquisition prior to or on the Closing Date.

     6.2. Accuracy of 4MC's and Acquisition's Representations.  4MC's and
          ---------------------------------------------------
Acquisition's representations and warranties contained in this Agreement or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     6.3. Material Adverse Change.  No Material Adverse Change shall have
          -----------------------
occurred subsequent to December 31, 1997 with respect to 4MC, nor shall any event or circumstance have occurred which would result in a Material Adverse Change with respect to 4MC.

     6.4. Litigation.  No litigation shall be threatened, pending or occurred
          ----------
seeking to enjoin the Transactions.

     6.5. Documents.  All documents, guarantees, and instruments required
          ---------
hereunder to be delivered by 4MC to VSDD at the Closing shall be delivered in form and substance reasonably satisfactory to VSDD and its counsel.

     6.6. Personal Guarantees.  On or prior to the Closing, 4MC shall have taken
          -------------------
all necessary actions to obtain the release of the Shareholders from personal guarantees of VSDD Indebtedness (except for Indebtedness which is not required to be assumed by Acquisition) or shall have indemnified the Shareholders against such liabilities.

                                   ARTICLE 7.
                        Conditions to Obligations of 4MC
                        --------------------------------

     The obligation of 4MC to consummate the Transactions is subject to the following conditions, any of which may be waived by it in its sole discretion:

     7.1. Compliance by VSDD.  VSDD shall have performed and complied in all
          ------------------
material respects with all agreements and conditions required by this Agreement to be performed or complied with by VSDD prior to or on the Closing Date.

     7.2. Accuracy of VSDD's Representations.  The representations and
          ----------------------------------
warranties of VSDD and Shareholders contained in this Agreement or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the Transactions shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3. Material Adverse Change.  No Material Adverse Change shall have
          -----------------------
occurred subsequent to December 31, 1997, with respect to the Business or the Transferred Assets, nor shall any event or circumstance have occurred which would result in a Material Adverse Change with respect to the Business or the Transferred Assets.

     7.4. Litigation.  No litigation shall be threatened, pending or occurred
          ----------
seeking to enjoin the Transactions.

     7.5. Additional Agreements.  4MC shall have entered into non-compete
          ---------------------
agreements with each Shareholder in form and substance satisfactory to 4MC and its counsel.

     7.6. Employment Agreements.  VSDD shall have terminated its existing
          ---------------------
employment or consulting agreements with Howard and Herbert. 4MC shall have entered into a new employment agreement with Howard in form and substance satisfactory to 4MC and its counsel.

     7.7. Required Consents.  VSDD shall have obtained the Required Consents in
          -----------------
form and
substance satisfactory to 4MC.

     7.8. Documents.  All documents and instruments required hereunder to be
          ---------
delivered by VSDD to 4MC at the Closing shall be delivered in form and substance reasonably satisfactory to 4MC and its counsel.

     7.9. Completion of Coopers Review.  Coopers shall have completed to its
          ----------------------------
satisfaction its audit of financial statements of VSDD for such periods as are necessary to meet SEC reporting requirements and shall have concluded that the earnings of VSDD before interest, income taxes, depreciation and amortization for the year ended December 31, 1997 were not less than Two Million One Hundred Forty Thousand Dollars ($2,140,000).

     7.10.  Bank Approval.  Canadian Imperial Bank of Commerce and the lenders
            -------------
in its syndicate shall have approved the Transactions

                                   ARTICLE 8.
                                  TERMINATION
                                  -----------

     8.1. Termination Prior to Closing.
          ----------------------------

          8.1.(a) If the Closing has not occurred by May 31, 1998, either VSDD or 4MC may terminate this Agreement at any time thereafter by giving written notice of termination to the other; provided, however, that no party may terminate this Agreement hereunder if such party has materially breached any of the terms and conditions hereof;

          8.1.(b) Prior to May 31, 1998, either VSDD or 4MC may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article 6 or Article 7 shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition or breach shall not have been waived by the Party for whose benefit the condition was established or cured within ten
(10) business days after notice, then either VSDD (in the case of a condition in Article 6 or a breach by 4MC or Acquisition), or 4MC (in the case of a condition specified in Article 7 or a breach by VSDD) may terminate this Agreement;

     8.2. Consequences of Termination.  Upon termination of this Agreement
          ---------------------------
pursuant to this Article 8 or any other express right of termination provided elsewhere in this Agreement, the Parties shall be relieved of any further obligation to the others; provided, however, that no termination of this Agreement, pursuant to this Article 8, or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any Party from any liability to any other Party incurred before the date of such termination or from any liability resulting from any material misrepresentation made in connection with this Agreement or material breach hereof.

                                   ARTICLE 9.
                                   Covenants
                                   ---------

     The Parties covenant that:

     9.1. Access by 4MC.  VSDD shall afford to 4MC and to 4MC's counsel,
          -------------
accountants and other representatives, full access during normal business hours and upon reasonable notice throughout the period prior to the Closing Date: (i) to all of the books, contracts and records of VSDD and shall furnish 4MC during such period with all information concerning VSDD that 4MC may reasonably request; and (ii) to the properties of VSDD in order to conduct inspections at 4MC's expense to determine that VSDD is operating in material compliance with all applicable federal, state and local statutes, rules and regulations, and that the Transferred Assets are substantially in the condition and of the capacities represented and warranted in this Agreement.

Any such investigation or inspection by 4MC shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. The Parties and their employees, consultants, agents and others exposed to such information shall hold any such information which is nonpublic in strict confidence until such time as such information otherwise becomes publicly available through no wrongful act of either Party, or is required to be disclosed pursuant to applicable law. In the event a Party believes that such information is required to be disclosed pursuant to applicable law, it shall notify the other Party so that such other Party may seek a protective order or other appropriate remedy, and it will not oppose action by the other Party to obtain such order or remedy. In the event that this Agreement is terminated in accordance with its terms, each Party shall promptly return all nonpublic documents provided by any other Party and any copies, extracts or other reproductions in whole or in part of such documents. In addition, in the event of such termination, all documents, memoranda, notes and other writing whatsoever prepared by each Party based on the information in such non-public material provided by any other Party shall be destroyed (and each Party shall use its best efforts to cause its advisors and their representatives to similarly destroy their respective documents, memoranda and notes), and such destruction (and best efforts) shall be certified in writing to the other Party by an authorized officer supervising such destruction.

     9.2. Conduct of Business.  During the period from the date hereof to the
          -------------------
Closing Date, the business of VSDD shall be operated by VSDD in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

          9.2.(a) VSDD shall use its reasonable efforts to: (i) keep available the services of the present employees and agents of VSDD; (ii) complete or maintain all existing arrangements, including but not limited to, filings, licensing, leases and other agreements and arrangements in full force and effect in accordance with their existing terms; (iii) maintain the integrity of all confidential information of VSDD; (iv) maintain in full force and effect the existing insurance policies (or policies providing substantially the same coverage, copies of which shall be made available to 4MC) insuring the business and properties of VSDD; (v) comply in all material respects with all applicable laws; and (vi) preserve the goodwill of, and VSDD's business and contractual relationship with, suppliers, customers and others having business relations with VSDD; and

          9.2.(b) VSDD shall not: (i) sell or transfer any of its assets or property except in the usual and ordinary course of business; (ii) make any distribution, whether by dividend or otherwise, to any of its stockholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business;
(iii) declare any dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) issue or grant rights to acquire shares of its capital stock or other securities; (vi) do any of the things specified in Sections 3.6(b) through (3.6(h); or (vii) agree to do any of the foregoing.

          Notwithstanding the foregoing, (i) VSDD may borrow up to One Hundred Thousands Dollars ($100,000) from a bank and may distribute such funds, but such loan shall be Indebtedness which shall be considered in calculating the Acquisition Price and the Net Acquisition Price; and (ii) VSDD may utilize cash to repay or prepay Indebtedness, provided that such Indebtedness would otherwise be part of the Assumed Liabilities.

     9.3. Exclusivity to 4MC.  Shareholders, VSDD and its officers, directors,
          ------------------
representatives
and agents, from the date hereof until the Closing (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any Person other than 4MC concerning the Transactions, or solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business or assets of VSDD or the shares of capital stock of VSDD from or with any Person other than 4MC or, except in connection with the normal operation of VSDD's business, disclose any confidential information concerning VSDD to any Person other than 4MC and 4MC's representatives or agents.

     9.4. Agree to Cooperate; Consents; Further Assurances.  Subject to the
          ------------------------------------------------
terms and conditions of this Agreement, each of the Parties hereto shall use its best efforts to take, or cause to be taken, all action to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals to the Merger, this Agreement and the Transactions, to effect all necessary registrations and filings (including filings under federal and state securities law) and to lift any injunctions or other legal bar to the Transactions (and, in such case, to proceed with the Transactions as expeditiously as possible). From time to time if 4MC or Acquisition shall consider or be advised that any further deeds, assignments or assurances in law or any other things necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in Acquisition the title to any property or rights of VSDD acquired or to be acquired by reason of, or as a result of, the Transactions, Acquisition and VSDD agree that the proper directors and officers of VSDD last in office shall use their best efforts to and shall execute and deliver all such proper deeds, assignments, and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in 4MC and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of VSDD are fully authorized to take any and all such action.

     9.5. Change of Name.  VS and DD will each amend its Articles of
          --------------
Incorporation within ten (10) business days after Closing so as to change its respective corporate name to a name dissimilar to that of the Business.

     9.6. Common Services.  4MC agrees that, after the Closing, VSE may continue
          ---------------
for a reasonable period of time (as determined by 4MC) to use certain common services it now shares with VSDD, consisting principally of telephone and Internet connections; provided, however, that such services shall belong to VS; provided, further, that VSE shall pay VS for such services at market rate or costs prevailing from time to time; and provided, further, that VSE shall execute and deliver an indemnity agreement in form and substance satisfactory to 4MC providing for indemnity and protection from liability of 4MC, Acquisition and VS.

     9.7. Books and Records.  For a period of three (3) years from the Closing
          -----------------
Date (or such longer period as may be required by applicable law, any governmental or regulatory agency, or as may be requested by Shareholders in connection with disputes or litigation):

          9.7.(a) 4MC shall not, and shall cause each of its Affiliates not to, dispose of or destroy any of the books and records of VSDD relating to periods prior to the Closing Date (the "Books and Records") without first offering to turn over possession thereof to Shareholders by written notice to Shareholders at least thirty (30) days prior to proposed date of such disposition or destruction.

          9.7.(b) 4MC shall, and shall cause each of its applicable Affiliates to, allow Shareholders or their agents access to all Books and Records of VSDD during regular business hours and upon reasonable notice at 4MC's principal places of business, or at any location where any Books and Records are stored, and Shareholders shall have the right, at their own expense, to make copies of any such Books and Records; provided, however, that 4MC shall not be obligated to provide Shareholders with such access or copying in a manner which unreasonably interferes with the normal conduct of 4MC's business in which case 4MC shall use its best efforts to otherwise provide Shareholders with access to or copies of such documents on a timely basis.

     9.8. Tax Treatment.  The parties shall treat the acquisition of assets from
          -------------
each of VS and DD as a separate "reorganizations" within the meaning of Section 368 of the Code for tax purposes, and the parties shall each file the reports required by Treasury Regulation Section 1.368-3 in connection with such asset acquisitions. No party to this Agreement shall take, or fail to take, any action inconsistent with such treatment.

                                  ARTICLE 10.
              Survival of Representations; Indemnification; Escrow
              ----------------------------------------------------


     10.1.  Survival.  All statements contained in any certificate delivered by
            --------
or on behalf of any Party pursuant to Article 5 of this Agreement shall be deemed representations, warranties and covenants hereunder by such Party. All representations, warranties and covenants made by any Party in this Agreement, or pursuant thereto, shall survive the Closing, but shall terminate eighteen
(18) months from the Closing Date, except with respect to Losses constituting Tax Claims or with respect to Losses relating to the ownership of the Transferred Assets ("Ownership Claims") for which the representations, warranties and covenants shall survive for the applicable period of the statutes of limitations. Tax Claims are obligations asserted by an Governmental Authority which would constitute a breach of Section 3.11 hereof.

     10.2.  Indemnity.  Each Party hereto ("Indemnitor") shall indemnify, defend
            ---------
and hold the other Party (collectively "Indemnitee") harmless from and against any and all Losses of every kind, nature and description, including any unassumed liabilities and any undisclosed liabilities, including liability for Taxes, that result from or arise out of (i) the breach by a Party of any representation or warranty set forth in this Agreement (including the exhibits hereto) or in any certificate, schedule or other instrument delivered pursuant hereto; or (ii) the breach by a Party of any of the covenants contained in this Agreement. Without limiting the generality of the foregoing, VSDD and Shareholders shall indemnify, defend and hold harmless 4MC and Acquisition from and against any Losses arising out of or any obligations whatever relating to leases, Indebtedness, guarantees or other responsibility by VSDD for obligations of VSE, including obligations to real property or equipment lessors for premises or equipment utilized by VSE.

     10.3.  Time for Claims.  No Indemnitee shall be entitled to indemnification
            ---------------
pursuant to this Article 10 unless a written claim for indemnification is made upon the Indemnitor within eighteen (18) months from the Closing Date with respect to all claims other than claims for Losses which are based upon Tax Claims or Ownership Claims; claims for Losses which are based upon Tax Claims or Ownership Claims may be made during the applicable period of the statute of limitations.

     10.4.  Claims for Indemnification.  Whenever any claim shall arise for
            --------------------------
indemnification hereunder ("Claim"), the Indemnitee shall promptly notify in writing the Indemnitor of the claim and, when known, the facts constituting the basis for such claims. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnitor shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

     10.5.  Claims Procedure.  In connection with any claim giving rise to
            ----------------
indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a Party to this Agreement, the Indemnitor at its sole cost and expense and with counsel reasonably satisfactory to the Indemnitee may, upon written notice to the Indemnitee, assume the defense of any such claim or legal proceeding if (a) the Indemnitor acknowledges to the Indemnitee in writing, within fifteen (15) days after receipt of notice from the Indemnitor, its obligations to indemnify the Indemnitee with respect to all elements of such claim, (b) the Indemnitor shall have the financial resources to defend against such third-party claim and fulfill its indemnification obligations hereunder, (c) the third-party claim involves only money damages and does not seek an injunction or other equitable relief, and (d) settlement or an adverse judgment of the third-party claim is not, in the good faith judgment of the Indemnitee, likely to establish a pattern or practice adverse to the continuing business interests of the Indemnitee. The Indemnitee shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if there are one or more legal defenses available to the Indemnitee that conflict with those available to the Indemnitor, or if the Indemnitor fails to take reasonable steps necessary to defend diligently the claim after receiving notice from the Indemnitee that it believes the Indemnitor has failed to do so, the Indemnitee may assume the defense of such claim; provided, further, that the Indemnitee may not settle such claim without the prior written consent of the Indemnitor, which consent may not be unreasonably withheld. If the Indemnitee assumes the defense of the claim, the Indemnitor shall reimburse the Indemnitee for the reasonable fees and expenses of counsel retained by the Indemnitee and the Indemnitor shall be entitled to participate in (but not control) the defense of such claim, with its counsel at its own expense. The Parties agree to render, without compensation, to each other such assistance as they may reasonably require of each other in order to insure the proper and adequate defense of any action, suit or proceeding, whether or not subject to indemnification hereunder.

     10.6.  Escrow.  Upon Closing, the parties shall establish an escrow to
            ------
carry out the terms of this Agreement. An amount of 4MC Acquisition Stock set forth in Section 2.5(b)(ii) shall be deposited into such escrow and shall constitute the Escrow Fund. A licensed escrow company designated by 4MC, or 4MC's counsel if 4MC so elects, will act as escrow holder ("Escrow Agent") and will hold and dispose of the Escrow Fund in accordance with the escrow agreement attached hereto as Exhibit B (the "Escrow Agreement"). The terms of the Escrow Agreement, upon execution, will be incorporated as part of this Agreement.

     10.7.  Limit on Indemnity.  The liability of VSDD and Shareholders to 4MC
            ------------------
and Acquisition for Losses, and the liability of 4MC and Acquisition to VSDD and Shareholders for Losses, shall be subject to the following limitations:

          10.7.(a)   VSDD and Shareholders shall not be liable to 4MC or
Acquisition for any Claim, and 4MC and Acquisition shall not be liable to VSDD or Shareholders for any Claim, unless and until the aggregate amount of such respective Claims exceeds Fifty Thousand Dollars ($50,000) (the "Threshold Amount"). If the aggregate of Claims of Five Thousand Dollars ($5,000) or more at any time exceeds the Threshold Amount, VSDD and Shareholders shall be liable to 4MC and Acquisition, and 4MC and Acquisition shall be liable to VSDD and Shareholders, for all Claims which individually equal or exceed Five Thousand Dollars ($5,000), whether such Claim occurred or occurs prior to or after the Threshold Amount has been reached, but in no event shall VSDD and Shareholders at any time be liable to 4MC and Acquisition or 4MC and Acquisition be liable to VSDD and Shareholders, for any individual Claim of less than Five Thousand Dollars ($5,000). The liability of each Shareholder to 4MC and Acquisition in respect of a Claim shall be limited to his Proportionate Share of such Claim. "Proportionate Share" means, for each Shareholder, the following percentages:


               10.7.(a)(i)  Greg Howard - 36.275%;

               10.7.(a)(ii)  Michael Herbert - 1.960%;

               10.7.(a)(iii)  Michael Flanagan - 50.392%; and

               10.7.(a)(iv)  Thomas Flanagan - 11.373%.


          10.7.(b)   The aggregate maximum amount recoverable by 4MC and
Acquisition from VSDD and Shareholders in respect of Claims, and the aggregate maximum amount recoverable by VSDD and Shareholders from 4MC and Acquisition, shall be One Million Dollars ($1,000,000) (the "Maximum Recovery").

          10.7.(c)   4MC and Acquisition shall proceed against the Escrow Fund
as distinguished from proceeding against VSDD and Shareholders directly in respect of satisfaction of indemnity claims until the Escrow Fund is exhausted. Thereafter, 4MC and Acquisition may proceed against VSDD and Shareholders directly. 4MC and Acquisition understand that the Shareholders may agree among themselves to deposit 4MC Acquisition Stock in Escrow disproportionately. Notwithstanding such disproportionate deposit, and notwithstanding the provision contained in Section 10.7(a) that the liability of each Shareholder shall be limited to his Proportionate Share of any Claim, 4MC and Acquisition may (and shall) proceed against the Escrow for 100% of each Claim; as against 4MC and Acquisition, the limitation to a Proportionate Share shall apply only to the extent 4MC and Acquisition proceed against the Shareholders after the Escrow Fund is exhausted.


                                  ARTICLE 11.
            4MC Acquisition Stock Restrictions; Registration Rights
            -------------------------------------------------------


     11.1.  Restriction on Transfer.  Shareholders acknowledge that the 4MC
            -----------------------
Acquisition Stock delivered to the Shareholders at Closing will not be registered, but will be issued pursuant to appropriate exemptions from the Securities Act of 1933. Shareholders represent and warrant that they are acquiring the 4MC Acquisition Stock for investment and not for distribution.
The Shareholders will execute such documents and provide such information as may be required to enable the issuance of such stock by 4MC to qualify for the applicable exemptions. Shareholders further acknowledge that the 4MC Acquisition Stock may be sold only pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

     11.2.  Restrictive Legends.  Each certificate for the Restricted Securities
            -------------------
shall be stamped or otherwise imprinted with a legend substantially in the following manner:


               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT

          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, NOR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION.

     11.3.  Registration.  4MC agrees, pursuant to the specific terms of the
            ------------
Registration Rights Agreement attached hereto as Exhibit C, to file a registration statement for the 4MC Acquisition Stock as soon as practical after Closing on a Form S-3 Registration Statement, and to use its best efforts to cause such registration statement to become effective as soon as possible.


                                  ARTICLE 12.
                                 Miscellaneous
                                 -------------


     12.1.  Expenses.  Each party shall each pay its own expenses incident to
            --------
the negotiation, preparation and carrying out of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, irrespective of whether or not the Transactions are consummated; provided, however, that except as otherwise provided in Section 2.4(a) and 3.7(f), VSDD's payment of such expenses shall not be made from the Business or the Transferred Assets, but only from the Excluded Assets.

     12.2.  Publicity.  No Party hereto shall issue any press release or make
            ---------
any other public statement relating to, in connection with or arising out of this Agreement or the Transactions, without obtaining the prior written approval of the other Parties, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of 4MC, prior approval by VSDD would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of NASDAQ.

     12.3.  Succession and Assignments; Third Party Beneficiaries.  This
            -----------------------------------------------------
Agreement may not be assigned (either voluntarily or involuntarily) by any Party hereto without the express written consent of the other Party. Notwithstanding the foregoing, (i) Acquisition may assign its right, under this Agreement to 4MC at any time, and (ii) 4MC and Acquisition may assign its rights under this Agreement to any Person effective from and after Closing. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the Parties hereto. There shall be no third party beneficiaries of this Agreement.

     12.4.  Notices.  All notices, requests, demands or other communications
            -------
with respect to this Agreement shall be in writing and shall be: (i) personally delivered; (ii) sent by facsimile transmission; (iii) sent by the United States Postal Service registered or certified mail, return receipt requested, postage prepaid; or (iv) delivered by a nationally recognized express overnight service, charges prepaid, to the following addresses (or such other addresses as the Parties may specify from time to time in accordance with this Section).

TO 4MC AND ACQUISITION:  Four Media Company
                         2813 West Alameda Avenue
                         Burbank, CA  91505-4455
                         Attn.:  Robert T. Walston
                                 Chief Executive Officer
                         Fax No.: 818/846-5197


WITH A COPY TO:          Greenberg Glusker Fields Claman & Machtinger, LLP
                         1900 Avenue of the Stars, Suite 2100
                         Los Angeles, CA  90067
                         Attn.:  Bernard Shearer, Esq.
                         Fax No.:  310/553-0687

TO VSDD:                 Video Symphony, Inc.
                         314 North Victory Blvd.
                         Burbank, CA 91502
                         Attn.:  Michael Herbert
                         Fax No.:  818/238-9600


TO SHAREHOLDERS:         Michael Herbert
                         1019 Linda Glen Drive
                         Pasadena, CA  91105
                         Fax No.:  626/577-4726

                         Greg Howard
                         2046 Oakdale Avenue
                         Pasadena, CA  91107
                         Fax No.:  626/577-4726

                         Michael Flanagan
                         1915 Midwick Drive
                         Altadena, CA  91001
                         Fax No.:  626/398-3565

                         Thomas Flanagan
                         413 Tamarac Drive
                         Pasadena, CA  91105
                         Fax No.:  626/398-3565

WITH COPY OF NOTICES     Perkins Coie LLP
TO VSDD AND/OR           1999 Avenue of the Stars, Ninth Floor
SHAREHOLDERS TO:         Los Angeles, CA  90067
                         Attn.:  Leslie N. Murdock, Esq.
                         Fax No.:  310/788-3399


          Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of: (i) the day delivered to such address; (ii) the day received by facsimile transmission;
(iii) the fifth business day following the date deposited with the United States Postal Service; or (iv) 24 hours after shipment by such courier service.

     12.5.  Governing Law.  This Agreement shall be construed and enforced in
            -------------
accordance with the internal laws of the State of California without giving effect to principles of conflicts of law thereof.

     12.6.  Counterparts.  This Agreement may be executed in two (2) or more
            ------------
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.7.  No Implied Waiver; Remedies.  No failure or delay on the part of the
            ---------------------------
Parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto, shall operate as a waiver, nor shall any single or partial exercise of any right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the Parties may be entitled at law or in equity.

     12.8.  Entire Agreement.  This Agreement, including the Exhibits and
            ----------------
Schedules attached hereto, sets forth the entire understandings of the Parties with respect to the subject matter hereof, and incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof.

     12.9.  Amendments; Actual Waivers.  This Agreement may not be amended
            --------------------------
except by an instrument in writing signed on behalf of each of the Parties hereto. At any time prior to the Closing, the Parties hereto may: (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered by any of the other Parties pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein which are for the benefit of such Party. Any agreement on the part hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such Party.

     12.10.  Changes in Representations and Warranties of a Party.  Between the
             ----------------------------------------------------
date of this

Agreement and the Closing Date, neither Party shall directly or indirectly enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of any Party contained herein, not being true and correct at, and as of: (i) the time immediately following the occurrence of such transaction or event; or (ii) the Closing Date. A Party shall promptly give written notice to the other Party upon becoming aware of: (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement; and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy the same.

     12.11.  Headings.  The headings of the Sections of this Agreement, where
             --------
employed, are for convenience only and do not form a part hereof and in no way modify, interpret or construe the meanings of the Parties.

     12.12.  Severability.  Any provision of this Agreement which is invalid or
             ------------
unenforceable shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement.

     12.13.  No Broker or Other Fees.  Neither Acquisition nor VSDD has any
             -----------------------
liability or obligation to pay any fees, commissions or other forms of consideration to any broker, finder, investment banker or other similar Person or entity with respect to the Transactions and/or undertakings contemplated or effected by this Agreement.

     12.14.  Arbitration.  Any controversy or claim arising out of or relating
             -----------
to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, or arising out of or relating in any way to the relationship between the parties, shall be determined by binding arbitration. The arbitration proceedings shall be held and conducted in accordance with California Code of Civil Procedure Sections 1282-1284.2, with the power to grant equitable relief, including injunctions and temporary restraining orders. California Code of Civil Procedure Section 1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction. The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph. If the parties do not agree upon an arbitrator within ten (10) days after a written demand for arbitration is served upon one party by the other, the arbitrator shall be appointed pursuant to Section 1281.6 of the California Code of Civil Procedure; provided, however, that only persons who are retired Superior Court, California Appellate Court or federal judges or lawyers admitted to the bar for at least twenty (20) years and classified as "A-v" by the Martindale Hubbell Law Directory shall be eligible to be selected as an arbitrator.

     12.15.  Attorneys' Fees.  If any legal action, arbitration or other
             ---------------
proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred therein, in addition to any other relief to which it or they may be entitled. The court or arbitrator shall consider, in determining the prevailing party, (i) which party obtains relief which most nearly reflects the remedy or relief which the parties sought, and (ii) any settlement offers made prior to commencement of the trial in the proceeding.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first above written.



                              VIDEO SYMPHONY, INC.



                              By: /s/ Michael Flanagan
                                ____________________________________
                                Michael Flanagan
                                President & Chief Executive Officer

                              /s/ Michael Flanagan
                              _______________________________________
                              MICHAEL FLANAGAN

                              /s/ Thomas Flanagan
                              _______________________________________
                              THOMAS FLANAGAN

                              /s/ Greg Howard
                              _______________________________________
                              GREG HOWARD

                              /s/ Michael Herbert
                              _______________________________________
                              MICHAEL HERBERT



                    [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                              DIGITAL DOCTORS, INC.



                              By: /s/ Michael Flanagan
                                ____________________________________
                                Michael Flanagan
                                President & Chief Executive Officer


                              FOUR MEDIA COMPANY



                              By: /s/ Robert T. Walston
                                ____________________________________
                                Robert T. Walston
                                President & Chief Executive Officer


                              VSDD ACQUISITION CORP.



                              By: /s/ Robert T. Walston
                                ____________________________________
                                Robert T. Walston, President